TONIX PHARMACEUTICALS HOLDING CORP. 8-K

Exhibit 99.01

Tonix Pharmaceuticals Announces Transition to Fully Integrated Biopharmaceutical Company Expected on April 1, 2024

Zembrace® SymTouch® and Tosymra® will be marketed by Tonix Medicines, Tonix’s wholly-owned commercial subsidiary

Commercial capabilities prepare Tonix for the potential launch in 2025 of Tonmya™ for the management of fibromyalgia, assuming FDA approval

CHATHAM, N.J., March 19, 2024 – Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix or the Company), a biopharmaceutical company with marketed products and a pipeline of development candidates, today announced that it will achieve its goal of transitioning to a fully integrated pharmaceutical company on April 1, 2024. Since the acquisition of Zembrace® SymTouch® (sumatriptan injection) 3 mg and Tosymra® (sumatriptan nasal spray) 10 mg on June 30, 2023, Tonix Pharmaceuticals has been putting in place the personnel, systems and contracts required to support a commercial organization. Both products are indicated for the treatment of acute migraine with or without aura in adults.

“Tonix will become a fully integrated biopharmaceutical company with a mission of developing and marketing innovative, high-value therapeutics,” said Seth Lederman, M.D., Chief Executive Officer of Tonix Pharmaceuticals. “Tonix will assume responsibility for the distribution, selling and marketing of Zembrace SymTouch and Tosymra, as well as supply chain, regulatory and quality control of the two products.”

Dr. Lederman added, “The assumption of commercial activities by Tonix represents an important milestone in the evolution of Tonix as we continue to build and strengthen our commercial organization for the potential launch of Tonmya™ (cyclobenzaprine HCl sublingual tablets) for fibromyalgia in 2025, assuming approval by the U.S. Food and Drug Administration (FDA).”

About Zembrace® Symtouch® and Tosymra®

Zembrace SymTouch is the only actively promoted brand of sumatriptan autoinjector in the United States (other sumatriptan autoinjector products on the market are Imitrex® and generics to Imitrex®). It has a unique low dose and has demonstrated onset of migraine pain relief in as few as 10 minutes (17% of patients vs. 5% for placebo).1 Zembrace SymTouch also demonstrated migraine pain freedom for 46% of patients (vs 27% for placebo) at 2 hours in a single-attack, double-blind study (N=230).1 Zembrace SymTouch currently has patent protection to 2036. Tosymra employs Intravail® permeation enhancer technology and is pharmacokinetically equivalent to 4 mg subcutaneous sumatriptan.2 Tosymra delivers migraine pain relief in as little as 10 minutes with just one spray for some patients (13% vs. 5% for placebo).2 Tosymra currently has patent protection to 2031.

About Migraine

Nearly 40 million people in the United States suffer from migraine3 and it has been recognized as the second leading cause of disability in the world.4 Migraine is characterized by debilitating attacks lasting four to 72 hours with multiple symptoms, including pulsating headaches of moderate to severe pain intensity often associated with nausea or vomiting, and/or sensitivity to sound (phonophobia) and sensitivity to light (photophobia).3

References:

1.	Zembrace SymTouch [package insert]. Maple Grove, MN: Upsher-Smith Laboratories, LLC: February 2021.
2.	Tosymra [package insert]. Maple Grove, MN: Upsher-Smith Laboratories, LLC: Feb 2021.
3.	Headache Classification Committee of the International Headache Society (IHS). The international classification of headache disorders, 3rd edition. Cephalalgia. 2018;38(1):1–211.
4.	GBD 2016 Headache Collaborators. Global, regional, and national burden of migraine and tension-type headache, 1990-2016: a systematic analysis for the Global Burden of Disease Study 2016. Lancet Neurol 2018;17(11):954-976.

About Tonmya* (also known as TNX-102 SL)

Tonmya is a centrally acting, non-opioid, non-addictive, bedtime medication. The tablet is a patented sublingual formulation of cyclobenzaprine hydrochloride developed for the management of fibromyalgia. In December 2023, the company announced highly statistically significant and clinically meaningful topline results in RESILIENT, a second positive Phase 3 clinical trial of Tonmya for the management of fibromyalgia. In the study, Tonmya met its pre-specified primary endpoint, significantly reducing daily pain compared to placebo (p=0.00005) in participants with fibromyalgia. Statistically significant and clinically meaningful results were also seen in all key secondary endpoints related to improving sleep quality, reducing fatigue and improving overall fibromyalgia symptoms and function. RELIEF, the first positive Phase 3 trial of Tonmya in fibromyalgia, was completed in December 2020. It met its pre-specified primary endpoint of daily pain reduction compared to placebo (p=0.010) and showed activity in key secondary endpoints.

*Tonmya™ is conditionally accepted by the U.S. Food and Drug Administration as the tradename for TNX-102 SL for the management of fibromyalgia. Tonmya has not been approved for any indication.

Tonix Pharmaceuticals Holding Corp.*

Tonix is a biopharmaceutical company focused on developing, licensing and commercializing therapeutics to treat and prevent human disease and alleviate suffering. Tonix’s development portfolio is focused on central nervous system (CNS) disorders. Tonix’s priority is to submit a New Drug Application (NDA) to the FDA in the second half of 2024 for Tonmya, a product candidate for which two positive Phase 3 studies have been completed for the management of fibromyalgia. TNX-102 SL is also being developed to treat acute stress reaction as well as fibromyalgia-type Long COVID. Tonix’s CNS portfolio includes TNX-1300 (cocaine esterase) a biologic designed to treat cocaine intoxication with Breakthrough Therapy designation. Tonix’s immunology development portfolio consists of biologics to address organ transplant rejection, autoimmunity and cancer, including TNX-1500, which is a humanized monoclonal antibody targeting CD40-ligand (CD40L or CD154) being developed for the prevention of allograft rejection and for the treatment of autoimmune diseases. Tonix also has product candidates in development in the areas of rare disease and infectious disease. Tonix Medicines, our commercial subsidiary, markets Zembrace® SymTouch® (sumatriptan injection) 3 mg and Tosymra® (sumatriptan nasal spray) 10 mg for the treatment of acute migraine with or without aura in adults.

*Tonix’s product development candidates are investigational new drugs or biologics and have not been approved for any indication.

Zembrace SymTouch and Tosymra are registered trademarks of Tonix Medicines. All other marks are property of their respective owners.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the failure to successfully market any of our products; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2023, and periodic reports filed with the SEC on or after the date thereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor Contact

Jessica Morris

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(862) 904-8182

Peter Vozzo

ICR Westwicke

peter.vozzo@westwicke.com

(443) 213-0505

Media Contact

Ben Shannon

ICR Westwicke

ben.shannon@westwicke.com

(919) 360-3039

Zembrace® SymTouch® (sumatriptan Injection): IMPORTANT SAFETY INFORMATION

Zembrace SymTouch (Zembrace) can cause serious side effects, including heart attack and other heart problems, which may lead to death. Stop use and get emergency help if you have any signs of a heart attack:

•	discomfort in the center of your chest that lasts for more than a few minutes or goes away and comes back
•	severe tightness, pain, pressure, or heaviness in your chest, throat, neck, or jaw
•	pain or discomfort in your arms, back, neck, jaw or stomach
•	shortness of breath with or without chest discomfort
•	breaking out in a cold sweat
•	nausea or vomiting
•	feeling lightheaded

Zembrace is not for people with risk factors for heart disease (high blood pressure or cholesterol, smoking, overweight, diabetes, family history of heart disease) unless a heart exam shows no problem.

Do not use Zembrace if you have:

•	history of heart problems
•	narrowing of blood vessels to your legs, arms, stomach, or kidney (peripheral vascular disease)
•	uncontrolled high blood pressure
•	hemiplegic or basilar migraines. If you are not sure if you have these, ask your provider.
•	had a stroke, transient ischemic attacks (TIAs), or problems with blood circulation
•	severe liver problems
•	taken any of the following medicines in the last 24 hours: almotriptan, eletriptan, frovatriptan, naratriptan, rizatriptan, ergotamines, dihydroergotamine.
•	are taking certain antidepressants, known as monoamine oxidase (MAO)-A inhibitors or it has been 2 weeks or less since you stopped taking a MAO-A inhibitor. Ask your provider for a list of these medicines if you are not sure.
•	an allergy to sumatriptan or any of the components of Zembrace

Tell your provider about all of your medical conditions and medicines you take, including vitamins and supplements.

Zembrace can cause dizziness, weakness, or drowsiness. If so, do not drive a car, use machinery, or do anything where you need to be alert.

Zembrace may cause serious side effects including:

•	changes in color or sensation in your fingers and toes
•	sudden or severe stomach pain, stomach pain after meals, weight loss, nausea or vomiting, constipation or diarrhea, bloody diarrhea, fever
•	cramping and pain in your legs or hips; feeling of heaviness or tightness in your leg muscles; burning or aching pain in your feet or toes while resting; numbness, tingling, or weakness in your legs; cold feeling or color changes in one or both legs or feet
•	increased blood pressure including a sudden severe increase even if you have no history of high blood pressure
•	medication overuse headaches from using migraine medicine for 10 or more days each month. If your headaches get worse, call your provider.
•	serotonin syndrome, a rare but serious problem that can happen in people using Zembrace, especially when used with anti-depressant medicines called SSRIs or SNRIs. Call your provider right away if you have: mental changes such as seeing things that are not there (hallucinations), agitation, or coma; fast heartbeat; changes in blood pressure; high body temperature; tight muscles; or trouble walking.
•	hives (itchy bumps); swelling of your tongue, mouth, or throat
•	seizures even in people who have never had seizures before

The most common side effects of Zembrace include: pain and redness at injection site; tingling or numbness in your fingers or toes; dizziness; warm, hot, burning feeling to your face (flushing); discomfort or stiffness in your neck; feeling weak, drowsy, or tired.

Tell your provider if you have any side effect that bothers you or does not go away. These are not all the possible side effects of Zembrace. For more information, ask your provider.

This is the most important information to know about Zembrace but is not comprehensive. For more information, talk to your provider and read the Patient Information and Instructions for Use. You can also visit www.tonixpharma.com or call 1-888-869-7633.

You are encouraged to report adverse effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

INDICATION AND USAGE

Zembrace is a prescription medicine used to treat acute migraine headaches with or without aura in adults who have been diagnosed with migraine.

Zembrace is not used to prevent migraines. It is not known if it is safe and effective in children under 18 years of age.

Tosymra® (sumatriptan nasal spray): IMPORTANT SAFETY INFORMATION

Tosymra can cause serious side effects, including heart attack and other heart problems, which may lead to death. Stop Tosymra and get emergency medical help if you have any signs of heart attack:

•	discomfort in the center of your chest that lasts for more than a few minutes or goes away and comes back
•	severe tightness, pain, pressure, or heaviness in your chest, throat, neck, or jaw
•	pain or discomfort in your arms, back, neck, jaw, or stomach
•	shortness of breath with or without chest discomfort
•	breaking out in a cold sweat
•	nausea or vomiting
•	feeling lightheaded

Tosymra is not for people with risk factors for heart disease (high blood pressure or cholesterol, smoking, overweight, diabetes, family history of heart disease) unless a heart exam is done and shows no problem.

Do not use Tosymra if you have:

•	history of heart problems
•	narrowing of blood vessels to your legs, arms, stomach, or kidney (peripheral vascular disease)
•	uncontrolled high blood pressure
•	severe liver problems
•	hemiplegic or basilar migraines. If you are not sure if you have these, ask your healthcare provider.
•	had a stroke, transient ischemic attacks (TIAs), or problems with blood circulation
•	taken any of the following medicines in the last 24 hours: almotriptan, eletriptan, frovatriptan, naratriptan, rizatriptan, ergotamines, or dihydroergotamine. Ask your provider if you are not sure if your medicine is listed above.
•	are taking certain antidepressants, known as monoamine oxidase (MAO)-A inhibitors or it has been 2 weeks or less since you stopped taking a MAO-A inhibitor. Ask your provider for a list of these medicines if you are not sure.
•	an allergy to sumatriptan or any ingredient in Tosymra

Tell your provider about all of your medical conditions and medicines you take, including vitamins and supplements.

Tosymra can cause dizziness, weakness, or drowsiness. If so, do not drive a car, use machinery, or do anything where you need to be alert.

Tosymra may cause serious side effects including:

•	changes in color or sensation in your fingers and toes
•	sudden or severe stomach pain, stomach pain after meals, weight loss, nausea or vomiting, constipation or diarrhea, bloody diarrhea, fever
•	cramping and pain in your legs or hips, feeling of heaviness or tightness in your leg muscles, burning or aching pain in your feet or toes while resting, numbness, tingling, or weakness in your legs, cold feeling or color changes in one or both legs or feet
•	increased blood pressure including a sudden severe increase even if you have no history of high blood pressure
•	medication overuse headaches from using migraine medicine for 10 or more days each month. If your headaches get worse, call your provider.
•	serotonin syndrome, a rare but serious problem that can happen in people using Tosymra, especially when used with anti-depressant medicines called SSRIs or SNRIs. Call your provider right away if you have: mental changes such as seeing things that are not there (hallucinations), agitation, or coma; fast heartbeat; changes in blood pressure; high body temperature; tight muscles; or trouble walking.
•	hives (itchy bumps); swelling of your tongue, mouth, or throat
•	seizures even in people who have never had seizures before

The most common side effects of Tosymra include: tingling, dizziness, feeling warm or hot, burning feeling, feeling of heaviness, feeling of pressure, flushing, feeling of tightness, numbness, application site (nasal) reactions, abnormal taste, and throat irritation.

Tell your provider if you have any side effect that bothers you or does not go away. These are not all the possible side effects of Tosymra. For more information, ask your provider.

This is the most important information to know about Tosymra but is not comprehensive. For more information, talk to your provider and read the Patient Information and Instructions for Use. You can also visit www.tonixpharma.com or call 1-888-869-7633.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

INDICATION AND USAGE

Tosymra is a prescription medicine used to treat acute migraine headaches with or without aura in adults.

Tosymra is not used to treat other types of headaches such as hemiplegic or basilar migraines or cluster headaches.

Tosymra is not used to prevent migraines. It is not known if Tosymra is safe and effective in children under 18 years of age.